UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

  FORM 8-K

  CURRENT REPORT

  Pursuant to Section 13 or 15(d) of
  The Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) June 29, 2009

  Smithtown Bancorp, Inc.
  (Exact name of registrant as specified in its charter)

New York	000-13314	11-2695037
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

  100 Motor Parkway, Suite 160, Hauppauge, New York 11788
  (Address of principal executive offices)

  Registrant’s telephone number, including area code
631-360-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry Into a Material Definitive Agreement

On June 29, 2009, Smithtown Bancorp, Inc. (the “Company”), the parent company of Bank of Smithtown (the “Bank”), announced that the Company and the Bank have sold (the “Sale”) to institutional accredited investors (the “Investors”), through substantially identical subscription agreements (“Subscription Agreements”), $5.0 million of the Bank’s Subordinated Notes due July 1, 2019 (“Notes”) and warrants to purchase shares of the Company’s common stock. A copy of the Company’s press release dated June 29, 2009, announcing the completion of the Sale is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Under the terms of the Sale, the Investors purchased a total of $5.0 million principal amount of the Bank’s Notes. For every $1,000,000 of Notes purchased, Investors received warrants to purchase 25,000 shares of the Company’s common stock with an exercise price of $11.50 per share and a seven year term (“Warrants”). The offer and sale of the Warrants to the Investors was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(2) of, and Regulation D under, the Securities Act.

The Subscription Agreements contain provisions with respect to registration rights, indemnification and certain other matters.

This summary of the Subscription Agreements does not purport to be a complete description of such agreements, and is qualified in its entirety by reference to the form of Subscription Agreement attached hereto as Exhibit 10.1.

Item 3.02          Unregistered Sales of Equity Securities

The information provided in Item 1.01 is hereby incorporated by reference to this Item 3.02.

Item 9.01          Financial Statements and Exhibits

(d)   Exhibits

Exhibit	Description

10.1	Form of Subscription Agreement

99.1	Press Release dated June 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SMITHTOWN BANCORP, INC.

Dated: July 1, 2009	By:	/s/ Bradley E. Rock
Bradley E. Rock, Chairman, President and
Chief Executive Officer